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Staley, Okada & Partners                 Suite 400-899 West Pender Street
Chartered Accountants                    Vancouver, BC Canada V6C 3B2
                                         Tel 604 694-6070
                                         Fax 604 585-8377
                                         info@staleyokada.com
                                         www.staleyokada.com



                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the use in the Ancor Resources Inc. registration statement on Form SB-2/A, of our report dated 29 July 2005, accompanying the financial statements of Ancor Resources Inc. for the period from inception (11 October 2004) to 28 February 2005 which is part of the registration statement and to the reference to us under the heading "Experts" in such registration statement.



                                                    "Staley, Okada & Partners"

14 March 2006                                        STALEY, OKADA & PARTNERS
                                                     Chartered Accountants